Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

MVB FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $1.00 par value per share (3)	Rule 457(o)	(1)(2)	(1)(2)	—	—	—
	Equity	Class A Common Stock, $1.00 par value per share (3)	Rule 457(o)	(1)(2)	(1)(2)	—	—	—
	Equity	Preferred Stock, $1,000 par value per share (3)	Rule 457(o)	(1)(2)	(1)(2)	—	—	—
	Equity	Depositary Shares (4)	Rule 457(o)	(1)(2)	(1)(2)	—	—	—
	Debt	Debt Securities (5)	Rule 457(o)	(1)(2)	(1)(2)	—	—	—
	Other	Warrants (6)	Rule 457(o)	(1)(2)	(1)(2)	—	—	—
	Unallocated (Universal Shelf)	—	Rule 457(o)	(1)(2)	(1)(2)	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $1.00 par value per share	Rule 415(a)(6)	(7)	—	—		—	S-3	(7)	(7)
	Equity	Class A Common Stock, $1.00 par value per share	Rule 415(a)(6)	(7)	—	—		—	S-3	(7)	(7)
	Equity	Preferred Stock, $1,000 par value per share	Rule 415(a)(6)	(7)	—	—		—	S-3	(7)	(7)
	Equity	Depositary Shares	Rule 415(a)(6)	(7)	—	—		—	S-3	(7)	(7)
	Debt	Debt Securities	Rule 415(a)(6)	(7)	—	—		—	S-3	(7)	(7)
	Other	Warrants	Rule 415(a)(6)	(7)	—	—		—	S-3	(7)	(7)
	Unallocated (Universal Shelf)	—	Rule 415(a)(6)	(7)	—	$75,000,000		—	S-3	(7)	(7)	$7,656

		Total Offering Amounts (8)		—	—	$75,000,000	—	$7,656

		Total Fees Previously Paid						$7,656

		Total Fee Offsets			—	—		—

		Net Fee Due						$0

(1)

Relying on Rule 457(o) of the Securities Act to register securities and calculate registration fee on the basis of the maximum aggregate offing price of all securities listed in the table. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $75,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units and rights as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)

Shares of common stock, Class A common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(4)

The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(5)	The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any thereof, as more fully described herein.
(6)	Warrants exercisable for common stock, preferred stock, depositary shares, debt securities or other securities.
(7)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $75,000,000 of unsold securities previously registered hereunder for sale includes (i) $69,999,996 of unsold securities (the “2016 Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-208949), originally filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2016, and declared effective on January 20, 2016 (the “2016 Registration Statement”) and (ii) $5,000,004 of unsold securities (the “2018 Securities” and together with the 2016 Securities, the “Unsold Securities”) previously registered pursuant to Registration Statement on Form S-3 (File No. 333-228688), originally filed with the SEC on December 6, 2018, and declared effective on December 17, 2018 (the “2018 Registration Statement”), and again registered pursuant to Registration Statement on Form S-3 (File No. 333-261539), originally filed with the SEC on December 8, 2021, and declared effective with the SEC on December 14, 2021 (the “2021 Registration Statement” and together with the 2016 Registration Statement and 2018 Registration Statement, the “Previous Registration Statements”). The registrant paid filing fees for the Unsold Securities in an aggregate amount of $7,656. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(8)	The securities registered hereunder may be sold separately, or in a combination with other securities registered hereby.